Exhibit 4.1

AMENDMENT NO. 2 TO

STOCKHOLDER PROTECTION RIGHTS AGREEMENT

This Amendment No. 2 to Stockholder Protection Rights Agreement (this “Amendment”) is made and entered into as of September 11, 2015, by and between Fuel Systems Solutions, Inc., a Delaware corporation (the “Company”) and Computershare Inc. (as successor rights agent to Mellon Investor Services LLC), a Delaware corporation (the “Rights Agent”).

RECITALS

WHEREAS, the Company and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) entered into a certain Stockholder Protection Rights Agreement (as amended from time to time, the “Rights Agreement”), dated as of June 27, 2006, whereby the Rights Agent was appointed to act as agent for the Company and the holders of the Rights (as defined in the Rights Agreement);

WHEREAS, the Company and the Rights Agent entered into Amendment No. 1 to the Rights Agreement, dated as of July 21, 2009, whereby, among other things, the expiration date of the Rights Agreement was extended from July 22, 2009 to July 22, 2019;

WHEREAS, on September 1, 2015, the Company, Westport Innovations Inc., an Alberta, Canada corporation (“Westport”), and Whitehorse Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Westport (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, the Company will be merged with and into Merger Sub (the “Merger”), with the Company surviving the Merger on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement prior to the close of business on the Flip-in Date (as such term is defined in the Rights Agreement) in any respect and that the Rights Agent shall, subject to the conditions set forth in the Rights Agreement, duly execute and deliver any such supplement or amendment requested by the Company;

WHEREAS, on September 1, 2015, the Company’s Board of Directors resolved to amend the Rights Agreement as set forth herein in order to render the Rights (as such term is defined herein) inapplicable to the Merger and the other transactions contemplated by the Merger Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

Section 1. Amendment to the Rights Agreement.

(a)	The definition of “Acquiring Person” set forth in Section 1.1 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“In addition, notwithstanding anything in this Agreement to the contrary, none of Westport Innovations Inc., an Alberta, Canada corporation (“Westport”), Whitehorse Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a direct wholly owned subsidiary of Westport, or any of their Affiliates or Associates, individually or collectively, shall be an “Acquiring Person” solely by reason of: (1) the public announcement or disclosure, approval, adoption, execution or delivery of the Agreement and Plan of Merger (as it may be amended and supplemented, the “Merger Agreement”), dated as of September 1, 2015, among the Company, Westport and Merger Sub pursuant to which, among other things, Merger Sub shall be merged with and into the Company (the “Merger”) with the Company surviving the Merger on the terms and subject to the conditions set forth therein, (2) the public announcement or disclosure, approval, adoption, execution or delivery of the Voting Agreements (as defined in the Merger Agreement)(as any may be amended and supplemented, each a “Voting Agreement” and collectively, the “Voting Agreements”), (3) the consummation of the Merger, or (4) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements.”

(b)
The definition of “Beneficial Owner”, and to have “Beneficial Ownership” of, and to “Beneficially Own”, set forth in Section 1.1 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this definition of “Beneficial Owner,” “Beneficial Ownership” or “Beneficially Own” to the contrary, none of Westport, Merger Sub, or any of their Affiliates or Associates, individually or collectively, shall be deemed the “Beneficial Owner” of or shall be deemed to “Beneficially Own” any shares of Common Stock solely as a result of (i) the public announcement or disclosure, approval, adoption, execution or delivery of the Merger Agreement, (ii) the public announcement or disclosure, approval, adoption, execution or delivery of the Voting Agreements, (iii) the consummation of the Merger, or (iv) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements.”

(c)	The definition of “Flip-in Date” in Section 1.1 of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; provided, however, that, notwithstanding anything in this Agreement to the contrary, a Flip-in Date shall be deemed not to have occurred solely as a result of (i) the public announcement or disclosure, approval, adoption, execution or delivery of the Merger Agreement, (ii) the public announcement or disclosure, approval, adoption, execution or delivery of the Voting Agreements, (iii) the consummation of the Merger, or (iv) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements”

(d)	The definition of “Flip-over Transaction or Event” in Section 1.1 of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; provided, however, that, notwithstanding anything in this Agreement to the contrary, a Flip-over Transaction or Event shall be deemed not to have occurred solely as a result of (i) the public announcement or disclosure, approval, adoption, execution or delivery of the Merger Agreement, (ii) the public announcement or disclosure, approval, adoption, execution or delivery of the Voting Agreements, (iii) the consummation of the Merger, or (iv) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements”

(e)	The definition of “Separation Time” in Section 1.1 of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; provided, however, that, notwithstanding anything in this Agreement to the contrary, a Separation Time shall be deemed not to have occurred solely as a result of (i) the public announcement or disclosure, approval, adoption, execution or delivery of the Merger Agreement, (ii) the public announcement or disclosure, approval, adoption, execution or delivery of the Voting Agreements, (iii) the consummation of the Merger, or (iv) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements”

(f)	The definition of “Stock Acquisition Date” in Section 1.1 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall be deemed to have occurred solely as a result of (i) the public announcement or disclosure, approval, adoption, execution or delivery of the Merger Agreement, (ii) the public announcement or disclosure, approval, adoption, execution or delivery of the Voting Agreements, (iii) the consummation of the Merger, or (iv) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements.”

(g)	Section 1.1 of the Rights Agreement is amended by adding at the end thereof the following:

“Each of “Merger Agreement”, “Westport”, “Merger Sub”, “Merger”, and “Voting Agreements” shall have the meanings given to such terms in the definition of “Acquiring Person”.

Section 2. Certification. The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 5.4 of the Rights Agreement.

Section 3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 5. No Further Amendment. Except as specifically amended above, the terms and provisions of the Rights Agreement, as amended, shall remain otherwise unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FUEL SYSTEMS SOLUTIONS, INC.

By: /s/ Pietro Bersani_______________
Name: Pietro Bersani
Title:  Chief Financial Officer

COMPUTERSHARE INC.,
as Rights Agent

By: /s/ Thomas A. Ferrari____________
Name: Thomas Ferrari
Title:   Vice President